Exhibit 10(ooo)

LEASE AGREEMENT

Dated as of July 16, 2004

between

SUNTRUST EQUITY FUNDING, LLC, as Lessor,

and

TENNESSEE PROCESSING CENTER LLC, as Lessee

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TABLE OF CONTENTS

(continued)

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THIS LEASE AGREEMENT (as from time to time amended or supplemented, this “Lease”), dated as of July 16, 2004, is between SUNTRUST EQUITY FUNDING, LLC, a Delaware limited liability company (together with its successors and assigns hereunder (the “Lessor”), as Lessor, and TENNESSEE PROCESSING CENTER LLC , a Delaware limited liability company (the “Lessee”), as Lessee.

PRELIMINARY STATEMENT

A. Lessor will purchase the Land identified by the Construction Agent, and the Construction Agent will construct, or cause to be constructed, certain improvements on the Land, which as constructed shall be property of Lessor and will become part of the Leased Property subject to the terms of this Lease.

B. Lessor desires to lease to the Lessee, and the Lessee desires to lease from Lessor, the Leased Property.

In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

ARTICLE I

DEFINITIONS

Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A to the Master Agreement, dated as of July 16, 2004 (as amended, supplemented or otherwise modified from time to time, the “Master Agreement”), among the Guarantor, the Lessee, Lessor, the financial institutions party thereto, as Lenders, SunTrust Bank, as Agent, The Bank of Tokyo-Mitsubishi, Ltd., as Syndication Agent, and BNP Paribas Leasing Corporation, as Documentation Agent, for all purposes hereof. The rules of interpretation set forth in Appendix A to the Master Agreement shall apply to this Lease.

ARTICLE II

LEASE OF LEASED PROPERTY

Section 2.1 Acceptance and Lease of Property. On the Closing Date, Lessor accepted delivery of the Land, and hereby leases to the Lessee hereunder for the Lease Term, Lessor’s interest in such Land, together with any Building which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, and the Lessee hereby agrees, expressly for the direct benefit of Lessor, for the Lease Term, to lease from Lessor Lessor’s interest in the Leased Property, including any improvements constructed on the Land pursuant to the Construction Agency Agreement.

Section 2.2 Acceptance Procedure. Lessor hereby authorizes one or more employees of the Lessee, to be designated by the Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of the Leased Property. The Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by the Lessee of this Lease shall, without further act, constitute the irrevocable acceptance by the Lessee of the Leased Property for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Leased Property, together with any Building or other improvements thereon or to be constructed thereon pursuant to the Construction Agency Agreement, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the Closing Date. The demise and lease of the Leased Property pursuant to this Section 2.2 shall include any additional right, title or interest in the Leased Property which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to the Leased Property shall at all times be demised and leased to the Lessee hereunder.

ARTICLE III

RENT

Section 3.1 Basic Rent. The Lessee shall pay to the Agent the Basic Rent for the Leased Property, in installments, payable in arrears on each Payment Date during the Lease Term, except that during the Construction Term, Basic Rent shall be paid by Advances pursuant to Section 2.3(c) of the Master Agreement.

Section 3.2 Supplemental Rent. The Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent on the date the same shall become due and payable and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section 3.2 shall be payable in the type of funds and in the manner set forth in Section 3.3.

Section 3.3 Method of Payment. Basic Rent and Supplemental Rent (including amounts due under Article XIV hereof) shall be paid to the Agent and at such place as the Agent shall specify in writing to the Lessee. Each payment of Rent (including payments under Article XIV hereof) shall be made by the Lessee prior to 12:00 p.m. (noon) Atlanta, Georgia time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. The Agent agrees, at the Lessee’s request, to arrange for automated clearing house debits from the Lessee’s accounts for payments due hereunder.

Section 3.4 Late Payment. If any Basic Rent shall not be paid on the date when due, the Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

Section 3.5 Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, the Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, assessments and other expenses foreseen or unforeseen, for which the Lessee or any Indemnitee is or shall become liable by reason of the Lessee’s or such Indemnitee’s estate, right, title or interest in the Leased Property, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in the Leased Property, which costs shall be funded by the Funding Parties pursuant to the Master

Agreement), construction (except Construction Costs, which costs shall be funded by the Funding Parties pursuant to the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Property or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Lessee’s obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Law, including any inability to occupy or use the Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Agent or any Funding Party; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, any Funding Party, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, any Funding Party, the Agent or any other Person, or by any court, in any such proceeding; (g) any claim that the Lessee has or might have against any Person, including without limitation, any vendor, manufacturer, contractor of or for the Leased Property or any part thereof, the Agent, any Governmental Authority, or any Funding Party; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transactions; (j) the impossibility or illegality of performance by the Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with the Construction or any use of the Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XIV or Article X of this Lease, this Lease shall be noncancellable by the Lessee in any circumstance whatsoever and the Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by the Lessee hereunder. Each payment of Rent made by the Lessee hereunder shall be final and the Lessee shall not seek or have any right to recover all or any part of such payment from the Agent, any Funding Party or any party to any agreements related thereto for any reason whatsoever. The Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either the Lessee or any subtenant of the Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor’s willful misconduct or gross negligence (except to the extent imputed to Lessor solely by virtue of its interest in the Leased Property). Notwithstanding the foregoing, nothing in this Section 3.5 shall abrogate any of the Lessee’s rights to pursue a claim for damages against any Funding Party arising from such Funding Party’s breach of its obligations under the Operative Documents.

Section 3.6 Utility Charges. The Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Property.

Section 3.7 Certain Taxes. Without limiting the generality of Section 3.5, the Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the “tax(es)”), when the same shall be due and payable without penalty or interest; provided, however, that this Section shall not apply to any of the taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Property and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and the Lessee. The Lessee covenants to furnish Lessor and the Agent, upon the Agent’s written request, within forty-five (45) days after the last date when any tax must be paid by the Lessee as provided in this Section 3.7, official receipts, to the extent available, of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

So long as no Event of Default has occurred and is continuing, the Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by such Lessee with diligence and in good faith; provided, however, that the Lessee shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at the Lessee’s sole cost and expense. The Lessee covenants to indemnify and save harmless Lessor, the Agent and each Lender, which indemnification shall survive the termination of this Lease, from any actual and reasonable costs or expenses incurred by Lessor, the Agent or any Lender as a result of such contest; provided that neither the Agent nor any Lender shall be entitled to claim any indemnity against the Lessee pursuant to this sentence during the Construction Term.

ARTICLE IV

WAIVERS

During the Lease Term, Lessor’s interest in the Leased Property, including the Funded Equipment, the Building(s) (whether or not completed) and the Land, is demised and let by Lessor “AS IS” subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the Initial Funding Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term.

The Lessee ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTY, LESSOR IS NOT A MANUFACTURER OF, OR DEALER IN THE LEASED PROPERTY, AND IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER THE AGENT NOR ANY FUNDING PARTY HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER THE AGENT NOR ANY FUNDING PARTY SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that the Leased Property is and shall be free of Lessor Liens. As between Lessor and the Lessee, the Lessee has been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections of the Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between the Agent or the Funding Parties on the one hand, and the Lessee, on the other, are to be borne by the Lessee. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Agent or the Funding Parties, express or implied, with respect to the Leased Property, that may arise pursuant to any law now or hereafter in effect, or otherwise.

ARTICLE V

LIENS; EASEMENTS; PARTIAL CONVEYANCES

The Lessee shall not directly or indirectly create, incur or assume, and shall promptly discharge, any Lien on or with respect to the Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or Alterations constructed by the Lessee, except, in all cases, Permitted Liens and Lessor Liens.

Notwithstanding the foregoing paragraph, at the request of the Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from the Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee’s use, development and construction of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a Building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for rezoning or any variance from zoning or other governmental requirements. Lessor’s obligations pursuant to the preceding sentence shall be subject to the requirements that:

(a) any such action shall be at the sole cost and expense of the Lessee and the Lessee shall pay all actual and reasonable out-of-pocket costs of the Agent in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by the Agent in connection with any such action),

(b) the Lessee shall have delivered to Lessor and Agent an Officer’s Certificate of the Lessee stating that

(i) such action will not cause the Leased Property or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents, or in any material respect with Applicable Law; and

(ii) such action will not reduce the Fair Market Sales Value, utility or useful life of the Leased Property; and

(c) in the case of any release or conveyance, if the Agent so reasonably requests, the Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.

ARTICLE VI

MAINTENANCE AND REPAIR;

ALTERATIONS, MODIFICATIONS AND ADDITIONS

Section 6.1 Maintenance and Repair; Compliance With Law. The Lessee, at its own expense, shall at all times (a) maintain the Leased Property in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards for similar types of property located in the geographical area where the Leased Property is located and, in any event, in no less a manner as other similar property owned or leased by the Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep the Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding clauses (a) and (b). The Lessee shall perform the foregoing maintenance obligations regardless of whether the Leased Property is occupied or unoccupied. The Lessee waives any right that it may now have or hereafter acquire to (i) require the Agent or any Funding Party to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (ii) make repairs at the expense of Lessor, the Agent or any Lender pursuant to any Applicable Law or other agreements or otherwise. NEITHER THE AGENT NOR ANY FUNDING PARTY SHALL BE LIABLE TO THE LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH THE LEASED PROPERTY OR ANY PART THEREOF. Neither the Agent nor any Funding Party shall be required to maintain, alter, repair, rebuild or replace the Leased Property in any way.

Section 6.2 Alterations. The Lessee may, at the Lessee’s own cost and expense, make Alterations which do not diminish the value, utility or useful life of the Leased Property, provided that, if the Alterations are reasonably expected to cost in excess of $2,000,000, the Lessor shall have consented to such Alterations, which consent shall not be unreasonably withheld.

Section 6.3 Title to Alterations. Title to all Alterations shall without further act vest in Lessor (subject to the Lessee’s right to remove trade fixtures, personal property and equipment which do not constitute Alterations and which were not acquired with funds advanced by Lessor or any Lender) and shall be deemed to constitute a part of the Leased Property and be subject to this Lease.

ARTICLE VII

USE

The Lessee may use the Leased Property or any part thereof for any lawful purpose, provided that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of the Leased Property (ordinary wear and tear excepted), and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event that any use of the Leased Property changes the character or original intended use of the Leased Property and the Lessee does not purchase the Leased Property at the end of the Lease Term, the Lessee, upon written request of Lessor, shall restore the Leased Property to its general character and intended use on the Completion Date therefor, ordinary wear and tear excepted.

ARTICLE VIII

INSURANCE

During the Construction Term, this Article VIII shall not be effective; the Construction Agent shall maintain insurance in accordance with Section 2.9 of the Construction Agency Agreement.

(a) At any time during which any part of any Building or any Alteration is under construction and as to any part of any Building or any Alteration under construction, the Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, “all risks” non-reporting completed value form of builder’s risk insurance.

(b) During the Lease Term, the Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties or equipment owned or leased by the Lessee, but in no event less than the replacement cost of such Building from time to time.

(c) During the Lease Term, the Lessee shall maintain, at its sole cost and expense, commercial general liability insurance with respect to the Lessee’s use, operation and occupancy of the Leased Property. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by the Lessee or its Affiliates with respect to similar properties or equipment that it owns or leases, but in no event less than $1,000,000 general liability, plus $2,000,000 liability umbrella coverage, per occurrence. Such insurance policies shall also provide that the Lessee’s insurance shall be considered primary insurance. Nothing in this Article VIII shall prohibit the Agent or any Funding Party from carrying at its own expense other insurance on or with respect to the Leased Property, provided that such insurance does not interfere with the Lessee’s ability to insure the Leased Property as required by this Article VIII or adversely affect the Lessee’s insurance or the cost thereof; it being understood that all salvage rights to the Leased Property and all primary subrogation rights shall remain with the Lessee’s insurers at all times.

(d) Each policy of insurance maintained by the Lessee pursuant to clauses (a) and (b) of this Article VIII shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by the Lessee, except (a) that with respect to any loss, the estimated cost of restoration of which is in excess of $25,000,000, the adjustment thereof shall be subject to the prior written approval of the Agent (which shall not be unreasonably withheld, conditioned or delayed) and the insurance proceeds therefor shall be paid to the Agent for application in accordance with this Lease, and (b) if, and for so long as an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent for application pursuant to this Lease.

(e) On the Completion Date and on each anniversary of the related policy date the Lessee shall furnish Lessor and the Agent with certificates showing the insurance required under this Article VIII to be in effect and naming the Agent and the Funding Parties as additional insureds. Such certificates shall include a provision for thirty (30) days’ advance written notice by the insurer to Lessor and the Agent in the event of cancellation or expiration or nonpayment of premium with respect to such insurance. The Lessee shall provide evidence to Lessor and the Agent that each insurance policy required by this Article VIII has been renewed or replaced prior to the scheduled expiration date therefor. Upon request of the Agent, Lessee shall deliver to the Agent copies of the insurance binders for the coverage required hereunder, including the declarations page thereof.

(f) Each policy of insurance maintained by the Lessee pursuant to this Article VIII shall provide that in respect of the interests of the Agent and the Funding Parties, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of the Lessee or any other Person. Each of the Lessee, the Agent and the Funding Parties agree to waive their rights of subrogation against the others with respect to willful misconduct to the extent of the losses paid under insurance policies.

(g) All insurance policies carried in accordance with this Article VIII shall be maintained with insurers rated at least A by A.M. Best & Company and of a financial size category of X or better.

ARTICLE IX

ASSIGNMENT AND SUBLEASING

The Lessee may not assign any of its right, title or interest in, to or under this Lease, except (i) to a Subsidiary of the Guarantor provided that the Guarantor acknowledges that its obligations under the Guaranty Agreement remain in full force and effect and (ii) the Lessee may sublease the Leased Property as set forth in the following sentence. If no Event of Default has occurred and is continuing, the Lessee may, without any consent of the Agent or any Funding Party, sublease all or any portion of the Leased Property, provided that (a) all obligations of the Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made; (b) such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents; and (c) each such sublease shall terminate on or before the Lease Termination Date. The Lessee shall give the Agent and Lessor prompt written notice of any such sublease.

Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by the Lessee, nor shall the Lessee mortgage or pledge any interest in the Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

ARTICLE X

LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

Section 10.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Base Lease Term subsequent to the Completion Date, and (ii) which, in the good-faith judgment of the Lessee, renders repair and restoration of the Leased Property impossible or impractical, or requires repairs to the Leased Property that would cost in excess of 50% of the original cost of the Leased Property, and (iii) as to which the Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer’s Certificate notifying Lessor of such event, of such judgment and of the Lessee’s decision not to repair and restore the Leased Property, shall constitute an “Event of Loss”. In the case of any other event which constitutes a Casualty, the Lessee shall restore the Leased Property pursuant to Section 10.3. If an Event of Loss shall occur, the Lessee shall pay to the Agent on the earlier of (i) the date that the insurance proceeds with respect to such Event of Loss are paid by the related insurance carrier and (ii) the first Payment Date occurring more than ninety (90) days after delivery of the Officer’s Certificate pursuant to clause (iii) above an amount equal to the Lease Balance. Upon the Agent’s receipt of the Lease Balance on such date, Lessor shall cause Lessor’s interest in the

Leased Property to be conveyed to the Lessee in accordance with and subject to the provisions of Section 14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

Upon the consummation of the purchase of the Leased Property pursuant to this Section 10.1, any proceeds derived from insurance required to be maintained by the Lessee pursuant to this Lease for the Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, the Lessee or as it may direct, and Lessor shall (and shall cause the Agent and each Lender to) assign to the Lessee, without warranty, all of such parties’ rights to and interest in such insurance required to be maintained by the Lessee pursuant to this Lease.

Section 10.2 Event of Taking. Any event occurring during the Base Lease Term subsequent to the Completion Date (i) which constitutes a Condemnation of all of, or substantially all of, the Leased Property, or (ii) (A) which would otherwise constitute a Condemnation, (B) which, in the good-faith judgment of the Lessee, renders restoration and rebuilding of the Leased Property impossible or impractical, or requires repairs to a Leased Property that would cost in excess of 50% of the original cost of the Leased Property, and (C) as to which the Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer’s Certificate notifying Lessor of such event, of such judgment and of the Lessee’s decision not to restore and rebuild the Leased Property, shall constitute an “Event of Taking”. In the case of any other event which constitutes a Condemnation, the Lessee shall restore and rebuild the Leased Property pursuant to Section 10.4. If an Event of Taking shall occur, the Lessee shall pay to the Agent on the earlier of (A) the date that the Award related to such Condemnation is paid and (B) the first Payment Date occurring more than ninety (90) days after the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) above or the delivery of the Officer’s Certificate pursuant to clause (ii) above, in the case of an Event of Taking described in clause (ii) above, an amount equal to the Lease Balance. Upon the Agent’s receipt of the Lease Balance on such date, Lessor shall cause Lessor’s interest in the Leased Property to be conveyed to the Lessee in accordance with and subject to the provisions of Section 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

Upon the consummation of the purchase of the Leased Property pursuant to this Section 10.2, all Awards received by Lessor or the Agent, after deducting any reasonable out-of-pocket costs incurred by Lessor or the Agent in collecting such Awards, received or payable on account of an Event of Taking with respect to the Leased Property during the Lease Term shall be promptly paid to the Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

Section 10.3 Casualty. If a Casualty shall occur which is not an Event of Loss, the Lessee shall rebuild and restore the Leased Property prior to the Lease Termination Date,

regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose.

Section 10.4 Condemnation. If a Condemnation shall occur which is not an Event of Taking, the Lessee shall rebuild and restore the Leased Property prior to the Lease Termination Date regardless of whether the Awards received as a result of such Condemnation are sufficient for such purpose.

Section 10.5 Verification of Restoration and Rebuilding. In the event of Casualty or Condemnation that involves, or is reasonably expected to involve, repair or rebuilding costs in excess of $2,000,000, to verify the Lessee’s compliance with the foregoing Section 10.3 or 10.4, as appropriate, the Agent and its authorized representatives may, upon three (3) Business Days’ notice to the Lessee, make a reasonable number of inspections of the Leased Property during normal business hours with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the Leased Property. All actual and reasonable out-of-pocket costs of such inspections incurred by the Agent will be paid by the Lessee promptly after written request. No such inspection shall unreasonably interfere with the Lessee’s operations or the operations of any other occupant of the Leased Property, and each inspecting party shall abide by the Lessee’s rules and regulations regarding safety and operations. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry, provided, however, that each inspecting party shall be liable, and shall indemnify the Lessee, for loss or damage resulting from such inspecting party’s gross negligence or willful misconduct.

Section 10.6 Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by any Funding Party, the Lessee or the Agent from any Governmental Authority or other Person with respect to any Condemnation or Casualty to the Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for the Lessee’s self-insurance or deductibles (“Loss Proceeds”), shall (except to the extent Section 10.9 applies) be applied as follows:

(a) In the event the Lessee purchases the Leased Property pursuant to Section 10.1 or Section 10.2, such Loss Proceeds shall be paid to the Agent and applied as set forth in Section 10.1 or Section 10.2, as the case may be;

(b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and the Lessee is obligated to repair and rebuild the Leased Property pursuant to Section 10.3, the Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to the Lessee;

(c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and the Lessee is obligated to repair and rebuild the Leased Property pursuant to Section 10.4, the Lessee may, in good faith and subsequent to the date of such Condemnation, certify to Lessor and the Agent that no Event of Default has occurred and is continuing, in which event the applicable Award shall be paid over to the Lessee; and

(d) As provided in Section 10.9, if such section is applicable.

During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. The Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by the Lessee at its offices and shall be made available to the Agent upon request.

Section 10.7 Prosecution of Awards. (a) If any Condemnation shall occur, the party receiving the notice of such Condemnation shall give to the other party and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, the Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to the Lessee, unless an Event of Default shall have occurred and be continuing, in which case (i) the Agent shall control such negotiations; and (ii) the Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of the Lessee to any Award on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and the Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent during the continuance of an Event of Default, with full power of substitution, in the name of the Lessee or otherwise (but without limiting the obligations of the Lessee under this Article X), to file and prosecute what would otherwise be the Lessee’s claim for any such Award and to collect, receipt for and retain the same to be applied to the Lease Balance pursuant to the Master Agreement. In any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent, not to be unreasonably withheld.

(b) Notwithstanding the foregoing, the Lessee may prosecute, and neither the Agent nor Lessor shall have any interest in, any claim with respect to the Lessee’s personal property and equipment not financed by or otherwise property of Lessor, business interruption or similar award and the Lessee’s relocation expenses.

Section 10.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of the Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect with respect to the Leased Property, without any abatement or reduction of Basic Rent, and the Awards for the Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to the Lessee.

Section 10.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article X shall be paid to the Agent as security for the obligations of the Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to the Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative Documents.

Section 10.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of the Leased Property, and the Lessee shall continue to perform and fulfill all of the Lessee’s obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.

Section 10.11 Event During Construction Period. Notwithstanding anything to the contrary set forth herein, if a Casualty, Condemnation, Event of Loss or Event of Taking occurs during the Construction Term, the Construction Agency Agreement shall govern the Construction Agent’s obligations with respect thereto.

ARTICLE XI

INTEREST CONVEYED TO LESSEE

The Lessee and Lessor intend that this Lease be treated, for accounting purposes, as an operating lease by the Lessee. For purposes of tax, commercial law and bankruptcy law, the Lessee and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto (i) that this Lease be treated as a mortgage and security agreement, encumbering the Leased Property, and that the Lessee, as grantor, hereby grants to Lessor, as mortgagee and secured party, or any successor thereto, a first and paramount Lien on the Leased Property in which the Lessee has an interest, (ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee or secured party available under Applicable Law to take possession of and sell (whether by foreclosure or otherwise) the Leased Property, (iii) that the effective date of such mortgage and security agreement shall be the Closing Date, (iv) that the recording of the Memorandum of Lease shall be deemed to be the recording of such mortgage, (v) that the obligations secured by such mortgage shall include the Funded Amounts and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from the Lessee hereunder and under the Operative Documents and (vi) that the Lessee will be treated as the owner of the Leased Property for tax purposes. Lessee and Lessor agree to file, or cause to be filed, all federal, state and local tax returns filed by it or on its behalf consistently with such intent. In addition, without limiting the foregoing, Lessor agrees, consistent with the foregoing intended treatment, that all tax abatements, inducements, incentives and other benefits of any nature or character at any time awarded, credited or paid in respect of the Leased Property, whether through Tennessee state or local programs and whether provided by or through public or private agencies or parties, shall belong to, and be the exclusive property entitlement of, TPC (or Guarantor), including without limitation, Tennessee TIIP Program benefits, TVA-Valley Advantage Benefits, TVA-Enhanced Growth Credit Benefits, and Tennessee Sales Tax incentives for so long as the Lessee leases the Leased Property pursuant to the Lease (or purchases the Leased Property in accordance with the Lease). The Lessor shall, upon the Lessee’s request, subject to the Lessee’s approval and at the Lessee’s expense, timely file with the appropriate taxing authorities or local governmental agencies, with the Lessee’s assistance, any forms and other documentation required by law to be filed by the Lessor in order to secure such tax abatements, inducements, incentives, and other aforementioned benefits credited or paid in respect of the Leased Property, and to which the Lessee is otherwise entitled, which forms or other documentation are prepared by the Lessee and submitted by the Lessee to the Lessor for filing, provided that such filing does not, and will not, in the reasonable judgment of the Lessor, result in any recourse liability to the Lessor.

ARTICLE XII

EVENTS OF DEFAULT

The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Lessee shall fail to make any payment of Basic Rent when due and such failure shall continue for three (3) Business Days after the Lessee’s receipt of notice of such failure (provided that if Lessee has failed to pay Basic Rent when due more than twice in any calendar year, no notice shall be required and such failure shall constitute an Event of Default if its continues for more than three (3) Business Days);

(b) the Lessee shall fail to make any payment of Rent (other than Basic Rent and other than as set forth in clause (c)) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in clause (c)), and such failure shall continue for a period of ten (10) days after the Lessee’s receipt of notice of such failure;

(c) the Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to Section 10.1, 10.2, 14.1 or 14.2, or the Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to Article XIV, or a Construction Agency Event of Default occurs;

(d) the Lessee shall fail to maintain insurance as required by Article VIII hereof, and such failure shall continue until the earlier of (i) thirty (30) days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate;

(e) the Guarantor or any Significant Subsidiary shall fail to pay any Indebtedness in an amount of $25,000,000 (or such greater amount as shall be agreed to in the Revolving Credit Agreement) or more beyond the lapse of any applicable grace period provided for in the instrument or instruments evidencing such Indebtedness; or any such Indebtedness having an aggregate principal amount outstanding of $25,000,000 (or such greater amount as shall be agreed to in the Revolving Credit Agreement) or more shall become or be declared to be due prior to the expressed maturity thereof;

(f) an involuntary case or other proceeding shall be commenced against the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect for a period of more than 30 days;

(g) the Guarantor or any Significant Subsidiary shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them shall consent to the entry of a decree or order for relief in respect of the Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any applicable law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or any Significant Subsidiary or any substantial part of their respective property, or any of them shall make an assignment for the benefit of creditors, or any of them shall admit in writing its inability to pay its debts generally as they become due, or the Guarantor or any Significant Subsidiary shall take corporate action in furtherance of any such action;

(h) there shall occur, with respect to any Significant Insured Subsidiary, any event constituting grounds for the required submission of a capital restoration plan under 12 U.S.C. § 1831o(e)(2) or for seeking the appointment of a receiver or conservator under 12 U.S.C. § 1821(c)(5) or § 1821(c)(9) (or any successor statutes), in each case as such statutes may be amended from time to time; provided, however, that, if an Insured Subsidiary is hereafter acquired that, at the time of such acquisition is subject to a capital restoration plan, such capital restoration plan in place at the time of acquisition shall not constitute an Event of Default hereunder; or any conservator or receiver shall be appointed for any Significant Insured Subsidiary under such provisions or any other applicable law;

(i) one or more judgments against the Guarantor or any Significant Subsidiary or attachments against its property, which in the aggregate exceed $25,000,000 (excluding any judgment amounts fully covered by insurance as to which the insurer has admitted liability), remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of more than 30 days;

(j) notice of intent to terminate a Pension Plan shall have been filed with any affected party (as defined in Section 4001 of ERISA), or notice of an application by the PBGC to institute proceedings to terminate a Pension Plan pursuant to Section 4042 of ERISA shall have been received by the Guarantor, in each case only if the amount of current liability, as defined in Section 412(1)(7) of the Code, as of the date such notice is filed or received exceeds $25,000,000 (or such greater amount as shall be agreed to in the Revolving Credit Agreement); the Guarantor or any member of the ERISA Group incurs liability under Sections 4062(e), 4063 or 4064 of ERISA in respect of a Pension Plan in an amount in excess of $25,000,000 (or such greater amount as shall be agreed to in the

Revolving Credit Agreement); an amendment is adopted to a Pension Plan which would require security to be given to such Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA in an amount in excess of $25,000,000 (or such greater amount as shall be agreed to in the Revolving Credit Agreement); or the Guarantor or any member of the ERISA Group fails to make a payment to a Pension Plan which would give rise to a Lien in favor of such Plan under Section 302(f) of ERISA in an amount in excess of $25,000,000 (or such greater amount as shall be agreed to in the Revolving Credit Agreement);

(k) any representation or warranty by any Obligor in any Operative Document or in any certificate or document delivered to Lessor, the Agent or any Lender pursuant to any Operative Document shall have been incorrect in any material respect when made;

(l) the Guarantor shall fail duly to observe or perform any term, covenant or agreement contained in Section 5.2 or 5.3 of the Master Agreement;

(m) Lessee shall cease to be a Wholly Owned Subsidiary of the Guarantor; or

(n) any Obligor shall fail in any material respect to timely, perform or observe any covenant or material agreement (not included in clause (a) through (m) of this Article XII) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of thirty (30) days after such Obligor’s receipt of written notice thereof from Lessor, the Agent or any Lender.

ARTICLE XIII

ENFORCEMENT

Section 13.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of the Lessee to purchase the Leased Property as set forth in Section 14.3):

(a) Lessor may, by written notice to the Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of the Leased Property by Lessor will be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to the Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor;

(b) Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Leased Property and take immediate possession of (to the exclusion of the Lessee) the Leased Property or any part thereof and expel or remove the Lessee and any other person who may be occupying the Leased Property, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor’s other damages, the Lessee shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers’ fees and the reasonable out-of-pocket costs of any alterations or repairs made by Lessor;

(c) Lessor may (i) sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by Applicable Law or clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event the Lessee’s obligation to pay Basic Rent for the Leased Property hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that the Lessee pay to Lessor, and the Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor’s actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Lease Balance, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all out-of-pocket costs and expenses incurred by the Agent or any Funding Party incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 14.5(b)); plus (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

(d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce the Lessee’s obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet the Leased Property, and relet the Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to the Lessee’s obligations hereunder in such order, proportion and priority as

Lessor may elect in Lessor’s sole and absolute discretion. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Payment Date for such Rent Period;

(e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Article XIII, demand, by written notice to the Lessee specifying a date (the “Final Rent Payment Date”) not earlier than 30 days after the date of such notice, that Lessee purchase, on the Final Rent Payment Date, all of the Leased Property in accordance with the provisions of Sections 14.2, 14.4 and 14.5; provided, however, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section 14.2 calling for such purchase to occur on the Lease Termination Date (provided that Lessee has paid the Lease Balance to the Agent); and (2) Lessor’s obligations under Section 14.5(a) shall be limited to delivery of a special warranty deed and quit claim bill of sale of the Leased Property, without recourse or warranty, but free and clear of Lessor Liens;

(f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

(g) Lessor may retain and apply against Lessor’s damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

Section 13.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or to be an acquiescence therein. Lessor’s consent to any request made by the Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default. To the extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Leased Property or part thereof in mitigation of Lessor’s damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor’s rights or remedies under this Article XIII.

Section 13.3 Limitation of Remedies. Notwithstanding anything to the contrary set forth in this Article XIII, if Lessor declares an Event of Default based solely on a Limited Event of Default, then Lessee shall either, at its option (i) purchase the Leased Property for the Lease Balance on a date not more than thirty (30) days after such declaration by Lessor or (ii) pay to the Agent the sum of all accrued and unpaid Rent, plus the Limited Recourse Amount, on the date that is ten (10) Business Days after such declaration and either, as directed in writing by Lessor (A) remarket the Leased Property as if Lessee had exercised the Remarketing Option pursuant to Section 14.6 (without giving effect to paragraph (a) thereof) or (B) return the Leased Property to Lessor pursuant to Section 14.8.

Section 13.4 Purchase Upon an Event of Default. Upon the occurrence of an Event of Default, until such time as Lessor commences material preparations for the sale or re-lease of the Leased Property, the Lessee may purchase the Leased Property for the Lease Balance, including any amounts due pursuant to Section 7.5 of the Master Agreement. Such purchase shall be made in accordance with Section 14.5, upon not less than five (5) Business Days’ written notice (which shall be irrevocable) to Lessor, which notice shall set forth the date of purchase (which shall be a date no later than 30 Business Days from the date of such notice).

ARTICLE XIV

SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL

Section 14.1 Lessee’s Option to Purchase. Subject to the terms, conditions and provisions set forth in this Article XIV, the Lessee shall have the option (the “Purchase Option”), to be exercised as set forth below, to purchase from Lessor, Lessor’s interest in the Leased Property. Such option must be exercised by written notice to Lessor and the Agent not later than six months prior to the Lease Termination Date which notice shall be irrevocable; such notice shall specify the date that such purchase shall take place, which date shall be a date occurring not less than sixty (60) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to the Lessee, by special warranty deed and bill of sale, without recourse or warranty (other than the warranty of title set forth in the special warranty deed and as to the absence of Lessor Liens) and the Lessee shall purchase from Lessor, Lessor’s interest in the Leased Property.

Section 14.2 Conveyance to Lessee. Unless (a) the Lessee shall have properly exercised the Purchase Option and purchased the Leased Property pursuant to Section 14.1 hereof, or (b) the Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of Section 14.6 hereof, then, subject to the terms, conditions and provisions set forth in this Article XIV, the Lessee shall purchase from Lessor, and Lessor shall convey to the Lessee, on the Lease Termination Date all of Lessor’s interest in the Leased Property. The Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase, or any purchase pursuant to Section 14.1 (time being of the essence), the transferee to whom the conveyance shall be made (if other than to the

Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease.

Section 14.3 Acceleration of Purchase Obligation. The Lessee shall be obligated to purchase Lessor’s interest in the Leased Property immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (f), (g) or (h) of Article XII, for the purchase price set forth in Section 14.4. Upon the occurrence and during the continuance of any other Event of Default, the Lessee shall be obligated to purchase Lessor’s interest in the Leased Property for the purchase price set forth in Section 14.4 upon notice of such obligation from Lessor.

Section 14.4 Determination of Purchase Price. Upon the purchase by the Lessee of Lessor’s interest in the Leased Property upon the exercise of the Purchase Option or pursuant to Section 14.2 or 14.3, the purchase price for all of the Leased Property shall be an amount equal to the Lease Balance as of the closing date for such purchase, including any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase.

Section 14.5 Purchase Procedure. (a) If the Lessee shall purchase Lessor’s interest in the Leased Property pursuant to any provision of this Lease, (i) the Lessee shall accept from Lessor and Lessor shall convey the Leased Property by a duly executed and acknowledged special warranty deed and quit claim bill of sale of the Leased Property in recordable form, (ii) upon the date fixed for any purchase of Lessor’s interest in the Leased Property hereunder, the Lessee shall pay to the order of the Agent the Lease Balance, including any amount due pursuant to Section 7.5 of the Master Agreement as a result of such purchase, by wire transfer of immediately available funds and (iii) Lessor will execute and deliver to the Lessee such other documents, including releases, affidavits, termination agreements and termination statements, as may be legally required or as may be reasonably requested by Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents.

(b) The Lessee shall, at the Lessee’s sole cost and expense, obtain all required governmental and regulatory approval and consents and in connection therewith shall make such filings as required by Applicable Law; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, the Lessee shall pay prior to transfer all reasonable out-of-pocket costs incurred by Lessor in connection therewith. Without limiting the foregoing, all costs incident to such conveyance, including, without limitation, the Lessee’s attorneys’ fees, Lessor’s attorneys’ fees, commissions, the Lessee’s and Lessor’s escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely by and paid by the Lessee.

(c) Upon expiration or termination of this Lease resulting in conveyance of Lessor’s interest in the title to the Leased Property to the Lessee, or such other Person as Lessee shall direct, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the

Leased Property, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Property prior to termination being payable by the Lessee hereunder and all due after such time being payable by the Lessee as the then owner of the Leased Property.

Section 14.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 14.6, the Lessee shall have the option to market the Leased Property for Lessor (the “Remarketing Option”).

The Lessee’s effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which, unless waived in writing by Lessor and the Lenders, shall render the Remarketing Option and the Lessee’s exercise thereof null and void, in which event, the Lessee shall be obligated to perform its obligations under Section 14.2.

(a) Not later than six months prior to the last day of the Base Lease Term, the Lessee shall give to Lessor and the Agent written notice of the Lessee’s exercise of the Remarketing Option.

(b) Not later than ten (10) Business Days prior to the last day of the Base Lease Term, the Lessee shall deliver to Lessor and the Agent an environmental assessment of the Leased Property dated not earlier than forty-five (45) days prior to the last day of the Base Lease Term. Such environmental assessment shall be prepared by an environmental consultant selected by the Lessee and reasonably satisfactory to the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate no degradation in environmental conditions beyond those described in the Environmental Audit for which corrective action is required by Applicable Law and shall not include a recommendation for further investigation to make such determination.

(c) On the date of the Lessee’s notice to Lessor and the Agent of the Lessee’s exercise of the Remarketing Option, no Event of Default or Potential Event of Default shall exist, and thereafter, no Event of Default or Potential Event of Default shall exist under this Lease.

(d) The Lessee shall have completed in all material respects all Alterations, restoration and rebuilding of the Leased Property pursuant to Sections 6.1, 6.2, 10.3 and 10.4 (as the case may be) and shall have fulfilled in all material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor and the Agent receive the Lessee’s notice of the Lessee’s exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee’s control.

(e) Upon request by the Agent, the Lessee shall promptly provide any maintenance records relating to the Leased Property to Lessor, the Agent and any potential purchaser, and shall otherwise do all things necessary to deliver possession of the Leased Property to the potential purchaser at the appropriate closing date. The Lessee shall allow Lessor, the Agent and any potential purchaser reasonable access during normal business hours to the Leased Property for the purpose of inspecting the same.

(f) On the last day of the Base Lease Term, the Lessee shall surrender the Leased Property in accordance with Section 14.8 hereof.

(g) In connection with any such sale of the Leased Property, the Lessee will provide to the purchaser customary and reasonable “seller’s” indemnities requested by the potential purchaser (taking into account the location and nature of the Leased Property), representations and warranties regarding title, absence of Liens (except Lessor Liens) and other customary matters. The Lessee shall fulfill all of the requirements set forth in clause (b) of Section 14.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an “as is, with all faults” basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

(h) The Lessee shall pay to the Agent on the last day of the Base Lease Term (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount, plus all accrued and unpaid Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date, in the type of funds specified in Section 3.3 hereof.

If the Lessee has exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date of notice of exercise of the Remarketing Option, the Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor’s interest in the Leased Property and will attempt to obtain the highest purchase price therefor. Lessee shall not incur any marketing costs that exceed, or are expected to exceed, $100,000 without the prior written consent of Lessor and the Agent, which consent shall not be unreasonably withheld or delayed. Lessee promptly shall submit all bids to Lessor and the Agent and Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be the Lessee or any Subsidiary or Affiliate of the Lessee. The written offer must specify the last day of the Base Lease Term as the closing date. If, and only if, the Net Selling Price is less than the difference between the Lease Balance at such time minus the Recourse Deficiency Amount, then Lessor or the Agent may, in its sole and absolute discretion, by notice to the Lessee, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 14.7 hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Property by such purchaser shall occur on the last day of the Base Lease Term, contemporaneously with the Lessee’s surrender of the Leased Property in accordance with Section 14.8 hereof, and the Net Selling Price shall be distributed in accordance with Section 6.6(a) of the Master Agreement. The Lessee shall not have the right, power or authority to bind Lessor in connection with any proposed sale of the Leased Property.

Section 14.7 Leased Property Not Sold by Lease Termination Date. Notwithstanding anything contained herein to the contrary, if the Leased Property is not otherwise sold in accordance with Section 14.6 on or before the last day of the Base Lease Term and an Event of

Default has not occurred, then (a) the Lessee shall pay to the Agent the Recourse Deficiency Amount pursuant to Section 14.6(h), and (b) Lessor shall retain title to the Leased Property.

On the last day of the Base Lease Term, or as promptly thereafter as is practicable, Lessor shall obtain an appraisal from an independent appraiser selected by Lessor which shall establish the Fair Market Sales Value of the Leased Property as of the last day of the Base Lease Term. If the Fair Market Sales Value as established by such appraisal is greater than the positive difference between the Permitted Lease Balance and the Recourse Deficiency Amount, then Lessor shall pay to Lessee the sum of (A) the lesser of (i) the excess of the Fair Market Sales Value (after deducting therefrom all remarketing costs incurred by Lessee pursuant to Section 14.6) over the amount of such difference and (ii) the sum of the Recourse Deficiency Amount paid by Lessee on the last day of the Base Lease Term, plus (B) interest on the amount described in the foregoing clause (A) from the last day of the Base Lease Term to the date of such payment by Lessor at a rate equal to the Federal Funds Rate, plus (C) the remarketing costs incurred by Lessee pursuant to Section 14.6 that have not otherwise been reimbursed to Lessee. To the greatest extent permitted by law, Lessee hereby unconditionally and irrevocably waives and releases Lessor from any right to require Lessor following the Lease Termination Date to sell the Leased Property for any minimum purchase price or on any particular terms or conditions.

Section 14.8 Return of Leased Property. If Lessor retains title to the Leased Property pursuant to Section 14.7 hereof, then the Lessee shall, on the Lease Termination Date, and at its own expense, return possession of the Leased Property to Lessor for retention by Lessor or, if the Lessee properly exercises the Remarketing Option and fulfills all of the conditions of Section 14.6 hereof and neither Lessor nor the Agent rejects such purchase offer pursuant to Section 14.6, then the Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion Date therefor (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. The Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of the Leased Property in order to facilitate the ownership and operation by such purchaser of the Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which the Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the Lessee’s maintenance of the Leased Property and all know-how, data and technical information relating thereto (it being understood that the Lessee shall not be required to provide any warranties in connection with such know-how, data and technical information), providing a copy of the Plans and Specifications within the possession of the Lessee, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of the Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. The Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of the Lessee under this Article XIV shall survive the expiration or termination of this Lease.

Section 14.9 Renewal. Subject to the conditions set forth herein, the Lessee may, by written notice to Lessor and the Agent given not later than nine months and not earlier than sixteen months, prior to the then scheduled Lease Termination Date, request to renew this Lease for five years, commencing on the date following such Lease Termination Date, provided that in no event shall the Lease Term exceed fifteen (15) years. No later than the date that is 90 days after the date the request to renew has been delivered to each of Lessor and the Agent, the Agent will notify the Lessee whether or not Lessor and the Lenders consent to such renewal request (which consent may be granted or denied in the Lessor’s and each Lender’s sole discretion and may be conditioned on such conditions precedent as may be specified by Lessor or such Lender). If the Agent fails to respond in such time frame, such failure shall be deemed to be a rejection of such request.

ARTICLE XV

LESSEE’S EQUIPMENT

After any repossession of the Leased Property (whether or not this Lease has been terminated), the Lessee, at its expense and so long as such removal of such trade fixtures, personal property or equipment shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within ninety (90) days after the Lessee’s receipt of Lessor’s written request (whichever shall first occur), remove all of the Lessee’s trade fixtures, personal property and equipment from the Leased Property (to the extent that the same can be readily removed from the Leased Property without causing material damage to the Leased Property); provided, however, that the Lessee shall not remove any such trade fixtures, personal property or equipment that has been financed by Lessor under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property). Any of the Lessee’s trade fixtures, personal property and equipment not so removed by the Lessee within such period shall be considered abandoned by the Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to the Lessee and without obligation to account therefor and the Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to the Leased Property caused by such removal. The Lessee will immediately repair at its expense all damage to the Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event the Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor’s rights under this Article XV, nor shall Lessor be responsible for any loss of or damage to the Lessee’s personal property and equipment.

ARTICLE XVI

RIGHT TO PERFORM FOR LESSEE

If the Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor, upon ten Business Days’ notice to the Lessee (or such shorter time as may be reasonably necessary to prevent imminent danger to the Leased Property or any Funding Party’s interest therein), may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys’ fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by the Lessee to

Lessor within thirty (30) days after written demand therefor; provided, however, that should Lessee commence the cure or remedy of such failure to perform or comply within such ten Business Days’ period and diligently prosecutes such cure or remedy to completion, Lessor shall not undertake any action in respect of such failure.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for the Lessee to do so, the Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for the Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

Section 17.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and the Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights granted hereunder to the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. The Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent and the Lenders pursuant to the Loan Agreement and related Operative Documents, and that all of Lessor’s rights hereunder may be exercised by the Agent.

Section 17.3 Quiet Enjoyment. Lessor covenants that it will not interfere in the Lessee’s or any of its permitted sublessee’s quiet enjoyment of the Leased Property in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor’s rights otherwise to initiate legal action to enforce the obligations of the Lessee under this Lease.

Section 17.4 Documentary Conventions. The Documentary Conventions shall apply to this Lease.

Section 17.5 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.5, it is expressly understood and agreed by and between the Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees, members, shareholders, managers or agents, individually or personally, for any failure to perform any covenant, either express or implied, contained herein, all such liability (other than that resulting from Lessor’s gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of its interest in the Leased Property, if any, being expressly waived by the Lessee and by each and every Person now or hereafter claiming by, through or under the Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees, members, shareholders, managers or agents, individually or personally, is concerned, the Lessee and any Person claiming by, through or under the Lessee shall look solely to the right, title and interest of Lessor in and to the Leased Property and any proceeds from Lessor’s sale or encumbrance thereof (provided, however, that the Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom (other than that resulting from Lessor’s gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of its interest in the Leased Property).

Section 17.6 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase the Leased Property or any part thereof or any Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by the Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.

Section 17.7 No Merger. In no event shall the leasehold interests, estates or rights of the Lessee hereunder, or of the holder of any Note secured by a security interest in this Lease, merge with any interests, estates or rights of Lessor in or to the Leased Property, it being understood that such leasehold interests, estates and rights of the Lessee hereunder, and of the holder of any Note secured by a security interest in this Lease, shall be deemed to be separate and distinct from Lessor’s interests, estates and rights in or to the Leased Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

Section 17.8 Survival. The obligations of the Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to Articles III, X, XI, XIII, Sections 14.2, 14.3, 14.4, 14.5, 14.8, Articles XV, and XVI, and Sections 17.5 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, the Lessee, the Agent or any Indemnitee shall not affect such survival.

Section 17.9 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the sole original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.

Section 17.10 Time of Essence. Time is of the essence of this Lease.

Section 17.11 Recordation of Lease. The Lessee will, at its expense, cause a memorandum of lease in form and substance reasonably satisfactory to Lessor and the Lessee (if permitted by Applicable Law) to be recorded in the applicable recorder’s office.

Section 17.12 Investment of Security Funds. The parties hereto agree that any amounts not payable to the Lessee pursuant to any provision of Article VIII, X or XIV or this Section 17.12 shall be held by the Agent (or Lessor if the Loans have been fully paid) as security for the obligations of the Lessee under this Lease and the Master Agreement and of Lessor under the Loan Agreement. At such time as such amounts are payable to the Lessee, such amounts, net of any amounts previously applied to the Lessee’s obligations hereunder or under the Master Agreement (which application is hereby agreed to by Lessee), shall be paid to the Lessee. Any such amounts which are held by the Agent (or Lessor if the Loans have been fully paid) pending payment to the Lessee shall until paid to the Lessee, as provided hereunder or until applied against the Lessee’s obligations herein and under the Master Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be, as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Agent or, if the Loans have been fully paid, Lessor) and at the expense and risk of the Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested. Lessee upon demand shall pay to the Agent or Lessor, as appropriate, the amount of any loss incurred in connection with all such investments and the liquidation thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.

TENNESSEE PROCESSING CENTER LLC,
as the Lessee

By:	/s/ Jeanne M. Login
	Name:	Jeanne M. Login
	Title:	Senior Vice President

S-1	LEASE AGREEMENT

SUNTRUST EQUITY FUNDING, LLC,
as Lessor

By:	/S/ R. TODD SHUTLEY
	Name:	R. Todd Shutley
	Title:	Senior Vice President and Manager

S-2	LEASE AGREEMENT

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

SUNTRUST BANK,
as the Agent

By:	/s/ James L. Bradshaw
	Name:	James L. Bradshaw
	Title:	Director

S-3	LEASE AGREEMENT